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                                                                 Exhibit 23.1

Board of Directors
Nematron Corporation


We consent to the use of our report included herein and incorporated herein by reference from Form 10-KSB, as amended by Form 10-KSB/A filed February 2, 1996 and as amended by Form 10-KSB/A-2 filed May 20, 1996 for the year ended September 30, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 KPMG Peat Marwick LLP

Detroit, Michigan
May 21, 1996